Exhibit 99.1

[GLOBAL ENTERTAINMENT LOGO]
                                                For Further Information Contact:
                      NEWS RELEASE                      Rudy R. Miller, Chairman
                                                                The Miller Group
                                              Investor Relations for the Company
                                                                    602-225-0505
                                                         geco@themillergroup.net

                                                                     Ike Richman
                                                                 Global Spectrum
                                                                    215-389-9552

Global Entertainment Corporation
4909 East McDowell Road, Suite 104
Phoenix, Arizona 85008-4293


               INTERNATIONAL COLISEUMS COMPANY AND GLOBAL SPECTRUM
                        DISSOLVE MANAGEMENT RELATIONSHIP

(PHOENIX, AZ --- May 13, 2005) International Coliseums Company (ICC) and Global Spectrum are dissolving a joint venture the two companies created and, as such, Global Spectrum will now be the sole operator of the Budweiser Events Center (Ft. Collins, CO) and the Ikon Center (Cheyenne, WY), and ICC will solely operate the Dodge Arena (Hidalgo, TX).

     "This new agreement is an ideal conclusion for both of our companies," said Global Spectrum Chairman Peter Luukko. "It became apparent as we conducted our day-to-day business that we could no longer co-exist as joint venture partners. We both agreed it was necessary to sever our relationship and continue operating as separate companies."

     "We thank Global Spectrum for their efforts as partners in Dodge Arena, and wish them continued success in their endeavors," said Rick Kozuback, President and Chief Executive Officer of Global Entertainment, parent company of
International Coliseums Company. "Additionally, we look forward to not only meeting but exceeding the various operational needs of Dodge Arena."

Global   Entertainment   Corporation   (OTCBB  symbol  GECO)  is  an  integrated
entertainment company, arena development, and licensing company with five subsidiaries. The WPHL, Inc., through a joint operating agreement with the Central Hockey League (CHL), is the operator and franchisor of professional minor league hockey teams in seven states. International Coliseums Company serves as project manager for arena development and is responsible for management agreements associated with arena facility operations. Global Entertainment Marketing Systems pursues licensing and marketing opportunities related to the Company's sports management and arena developments and operations. Global Entertainment Ticketing is an in-house ticketing company for sports and entertainment venues. GECompass, LLC is a facilities management company. Cragar Industries, Inc. is the licensor for its nationally recognized, branded products CRAGARR, TRU=SPOKER, CRAGAR S/SR and STREET PROR.

Global Spectrum is the fastest growing firm in the public assembly facility management field with more than 45 facilities throughout the United States and Canada. The Philadelphia-based company is part of one of the world's largest sports and entertainment firms Comcast-Spectacor, which also owns the Wachovia Center and Wachovia Spectrum, the Philadelphia Flyers of the National Hockey League, the Philadelphia 76ers of the National Basketball Association, the Philadelphia Phantoms of the American Hockey League, Flyers Skate Zone, a series more...

INTERNATIONAL COLISEUMS COMPANY AND GLOBAL SPECTRUM
DISOLVE MANAGEMENT RELATIONSHIP
May 13, 2005
Page 2


of community ice skating rinks, Comcast SportsNet, a regional sports programming network, Ovations Food Services, a food and beverage services provider, and New Era Tickets, a full-service ticketing and marketing product for public assembly facilities. Comcast-Spectacor owns three minor league baseball teams - the Bowie Baysox, the Delmarva Shorebirds and the Frederick Keys - all affiliates of the Baltimore Orioles.


     Certain statements in this release may be "forward-looking statements" within the meaning of The Private Securities Litigation Reform Act of 1995. These forward-looking statements may include projections of matters that affect revenue, operating expenses or net earnings; projections of capital expenditures; projections of growth; hiring plans; plans for future operations; financing needs or plans; plans relating to Global Entertainment's products and services; and assumptions relating to the foregoing.

     Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking information.

     Some of the important factors that could cause Global Entertainment's actual results to differ materially from those projected in forward-looking statements made by Global Entertainment include, but are not limited to, the following: intense competition within the sports and entertainment industries, past and future acquisitions, expanding operations into new markets, risk of business interruption, management of rapid growth, need for additional financing, changing consumer demands, dependence on key personnel, sales and income tax uncertainty and increasing marketing, management, occupancy and other administrative costs.

     These factors are discussed in greater detail in Global Entertainment's Annual Report on Form 10-KSB for the year ended May 31, 2004, as filed with the Securities and Exchange Commission.

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